UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

PSS WORLD MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-23832	59-2280364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd., Jacksonville, Florida 32216

(Addresses of Principal Executive Offices, including Zip Code)

(904) 332-3000

(Registrant’s Telephone Number, including Area Code)

Item 5.	Other Events

PSS World Medical, Inc. (the “Company”) herewith files a copy of the Purchase Agreement, dated as of March 2, 2004, among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc. (collectively, the “Purchasers”); the Registration Rights Agreement, dated as of March 8, 2004, among the Company and the Purchasers; the Indenture, dated as of March 8, 2004, between the Company and Wachovia Bank, N.A. as Trustee; the Form of 2.25% Convertible Senior Note due 2024; and the Third Amendment to Credit Agreement, dated as of March 1, 2004, among the Company, each of the Company’s subsidiaries named therein, the Lenders party to the amendment, and Bank of America, N.A., as agent for the Lenders. All of these agreements were entered into in connection with the Company’s unregistered offering of $150.0 million principal amount of 2.25% convertible senior notes due 2024.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of March 8, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc.

4.2	Indenture, dated as of March 8, 2004, by and between the Company and Wachovia Bank, N.A., as Trustee.

4.3	Form of 2.25% Convertible Senior Note due 2024 (included in Exhibit 4.2 filed herewith).

10.1	Third Amendment to Credit Agreement, dated as of March 1, 2004, among the Company, each of the Company’s subsidiaries therein named, the Lenders party to the amendment, and Bank of America, N.A., as agent for the Lenders.

99.1	Purchase Agreement, dated as of March 2, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS WORLD MEDICAL, INC.

/s/ DAVID M. BRONSON

David M. Bronson Executive Vice President and Chief Financial Officer

Date: March 9, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of March 8, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc.

4.2	Indenture, dated as of March 8, 2004, by and between the Company and Wachovia Bank, N.A., as Trustee.

4.3	Form of 2.25% Convertible Senior Note due 2024 (included in Exhibit 4.2 filed herewith).

10.1	Third Amendment to Credit Agreement, dated as of March 1, 2004, among the Company, each of the Company’s subsidiaries therein named, the Lenders party to the amendment, and Bank of America, N.A., as agent for the Lenders.

99.1	Purchase Agreement, dated as of March 2, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc.